Exhibit 16.1

September 5, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by T1 Energy Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of T1 Energy Inc. dated September 5, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS

Oslo, Norway

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